EXHIBIT 99.1


                           GATEWAY ENERGY CORPORATION
           ANNOUNCES ELECTION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

HOUSTON, TEXAS, May 31, 2005 - Gateway Energy Corporation (OTC BB: GNRGE.OB) announced today that the Board of Directors elected Robert Panico as the Company's President and Chief Executive Officer. Mr. Panico replaces John A. Raasch, a member of the Board of Directors, who has been acting as interim President and Chief Executive Officer of the Company. "Mr. Raasch's service to the Company as President and Chief Executive Officer during this period of transition is greatly appreciated," said Philip A. Wilson, Chairman of the Board.

Mr. Panico has been a Vice President of the Company since 1997. Mr. Panico immediately assumed the duties of President and Chief Executive Officer of the Company.

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems and related facilities in Texas and Oklahoma and offshore in Texas and federal waters of the Gulf of Mexico. The Company also holds a license for a state-of-the-art, patented process for the rejection of nitrogen from natural gas streams.

Website: WWW.GATEWAYENERGY.COM
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